UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2010
INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51557	22-3493930

(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation)		Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 924-5100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 21, 2010, Domenick A. Cama, Senior Executive Vice President and Chief Operating Officer, was appointed to the Boards of Directors of Investors Bancorp, Inc. and Investors Savings Bank, effective January 1, 2011.  Mr. Cama has been employed by Investors Savings Bank since April 2003.  There are no transactions between the Company and Mr. Cama that are required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K.

On December 21, 2010, Richard S. Spengler, Executive Vice President and Chief Lending Officer, was made a participant in the Executive Supplemental Retirement Wage Replacement Plan maintained by Investors Savings Bank (the “Wage Replacement Plan”). The Wage Replacement Plan is designed to provide participating named executives with annual income generally equal to 60% of such executive’s highest average annual base salary and bonus (over a consecutive 36-month period within the last 120 consecutive calendar months of employment) reduced by the sum of the benefits provided under the existing tax-qualified defined benefit pension plan and the annuitized value of his or her benefits payable from the defined benefit portion of the Supplemental ESOP and Retirement Plan sponsored by Investors Savings Bank.  There is a complete description of the Wage Replacement Plan in Investors Bancorp’s Definite Proxy Statement filed with the Securities and Exchange Commission on September 23, 2010.

             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

    DATE:  December 22, 2010                                            By:         /s/ Kevin Cummings
Kevin Cummings
  President and Chief Executive Officer